CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam High Yield Trust:

We consent to the use of our report dated October 5, 2000, incorporated in this Registration Statement by reference, to the Putnam High Yield Trust and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                    /s/ KPMG LLP

                                                        KPMG LLP

Boston, Massachusetts
December 26, 2000